Asset Purchase Agreement

THIS AGREEMENT (“the Agreement”) is made on this 17th day of July, 2017 between Interactive Systems Worldwide, Inc., with its principal place of business located at 315 S Coast Highway 101, Suite U223, Encinitas, Ca. 92024 (hereinafter the “Seller”) and First Harvest Corp., a Nevada corporation with its principal place of business located at 5015 West Nassau Street, Tampa, FL 33607 (hereinafter the “Buyer”).

WHEREAS, Seller is currently engaged in the business of designs, develops and markets proprietary software and hardware interactive systems and is sole owner of certain assets utilized in its business and desires to sell all of those Assets;

WHEREAS, Buyer desires to purchase from Seller the assets of Seller used in the business and operations of the Seller under the terms and conditions of this Agreement and desires to buy the Assets;

IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.        PURCHASE OF ASSETS

i.	Seller shall sell to Buyer and Buyer shall purchase from Seller, on the terms and conditions set forth in this Agreement, all the intellectual property rights and operating assets of Seller, herein collectively called the “Interactive Assets”. The Interactive Assets shall include on a world-wide basis, any and all (a) rights associated with works of authorship, including copyrights, moral rights and mask-work rights; (b) patents, patent rights, patent applications, inventions, designs, coding, algorithms and other industrial property rights; (c) trademarks, service marks, trade names, trade dress, symbols, logos, designs and other source identifiers; (d) trade secret rights and rights in and to confidential or proprietary information; (e) other proprietary and intellectual property rights of every kind and nature, including all applications there for, however designated, whether arising by operation of law, contract, license or otherwise; and (f) any and all registrations, applications, renewals, records, extensions, continuations, divisions, divisions in part and reissues relating to the foregoing, whether now or hereafter in force. The Interactive Assets shall also specifically include the interactive hardware and software systems developed by the Seller for the purposes of wagering on sporting events called the SportXction™ Software System, Rapid Bet Live product and other related products, also including the intellectual property rights, gaming patents and patent applications acquired by the Seller from Kenilworth Systems Corp.

ii.	The Seller shall provide a complete listing of the Interactive Assets purchased and sold herein as set forth in “Exhibit A.” The Seller represents and warrants that this is a complete listing of all the Interactive Assets. The Interactive Assets are to be provided by Seller to Buyer upon payment of the Purchase Price by Buyer to Seller.

iii.	This purchase and sale is limited to the Interactive Assets, and Buyer shall not assume any liabilities of Seller or its individual shareholders, directors, officers, affiliates, creditors, parent or subsidiary companies, if any, unless Buyer expressly assumes that liability in writing.

2.        PURCHASE PRICE

The purchase price for the assets shall consist of two (2) million shares of restricted common stock of Buyer (the “Shares”). The Shares which constitute the purchase price of the Interactive Assets shall be unregistered securities, subject to restrictions on sale and the provisions of Rule 144 of the Securities and Exchange Commission, with the exception of 500,000 shares to be registered in a subsequent registration statement. In addition, the Shares shall contain the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

3.        PAYMENT OF PURCHASE PRICE

Upon execution of the Bill of Sale and Assignment and transfer of the Interactive Assets, Buyer shall issue and transfer to Seller the Shares described in Paragraph 2 herein.

4.        CLOSING AND ESCROW

i.	The Closing date shall be July 18, 2017, provided there are no unforeseen delays. Closing shall not be later than ten (10) calendar days after the designated closing date, unless a further extension is agreed upon in writing between the Buyer and Seller.

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ii.	On the Closing date the Interactive Assets will be in good working order as represented by the Seller and immediately transferred to the Buyer.

iii.	On the Closing date, Buyer and Seller shall sign and exchange the Bill of Sale and Assignment annexed hereto as “Exhibit B.”

5.        REPRESENTATIONS BY SELLER

Seller represents the following:

i.	That Seller is the sole owner of the Interactive Assets with full right to sell or dispose of it as Seller may choose, and no other person has any claim, right, title, interest, or lien in, to, or on the business of the Seller (“Business”) or the Interactive Assets; and

ii.	That Seller shall provide a complete listing of the Interactive Assets purchased and sold herein as set forth in Exhibit A. The Seller represents and warrants that this is a complete listing of all the Interactive Assets of the Seller.

iii.	That Seller has no undischarged obligations affecting the Interactive Assets being sold under this Agreement; and

iv.	That there are presently and will be at the time of closing, no liens or security interests against the property and the Interactive Assets being transferred herein; and

v.	Seller owns all rights, title and interest in Interactive Assets transferred as part of this Agreement; and

vi.	No consent from or other approval of a governmental entity, board of directors, or any other person is necessary in connection with the execution of the Agreement, or the consummation by Seller of the Interactive Assets by Buyer in the manner previously conducted by Seller; and

vii.	The Interactive Assets are merchantable and fit for its intended use and free of any material defects in workmanship. The Interactive Assets are of a type, quantity, and quality usable and salable in the ordinary course of business; and

viii.	Seller represents and warrants that Seller has paid, or will arrange for the pro-rata payment of, all taxes owed by Seller on account of the Business; and

ix.	There are no licenses or permits currently required by the Seller for the satisfaction of the sale of Interactive Assets or this Agreement, or Seller has obtained the proper licenses or permits in order to effectuate this Agreement; and

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x.	There are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Seller, threatened against or involving Seller or brought by Seller or affecting any of the purchased property at law or in equity or admiralty or before or by any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, domestic or foreign, nor has any such action, suit, proceeding, or investigation been pending during the 24-month period preceding the date hereof; and Seller is not operating its business under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court of federal, state, municipal, or governmental department, commission, board, agency, or instrumentality, domestic or foreign; and

xi.	To the best of its knowledge, Seller has complied with and is operating its business in compliance with all laws, regulations, and orders applicable to the business conducted by it, and the present uses by the Seller of the Interactive Assets do not violate any such laws, regulations, and orders. Seller has no knowledge of any material present or future expenditures that will be required with respect to any of Seller’s Interactive Assets to achieve compliance with any present statute, law, or regulation, including those relating to the environment or occupational health and safety; and

xii.	No representation or warranty by the Seller contained in this Agreement, and no statement contained in any certificate or other instrument furnished or to be furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact that is necessary in order to make the statements contained therein not misleading; and

xiii.	Seller has, as of the purchase date, and shall have on the closing date no liabilities of any kind whatsoever, contingent or otherwise; and

xiv.	There shall have been between the purchase date and the closing date no material adverse change in the assets or liabilities or in the condition, financial or otherwise, or in the business, properties, earnings, or net worth of Seller; and

xv.	The purchased Interactive Assets or any substantial portion thereof shall not have been adversely affected in any material way as a result of any fire, accident, flood, or other casualty or act of God or the public enemy, nor shall any substantial portion of the purchased property have been stolen, taken by eminent domain, or subject to condemnation. If the Closing occurs hereunder despite such casualty as a result of the waiver of this condition by Buyer, the Seller shall assign or pay over to the Buyer the proceeds of any insurance or any condemnation proceeds with respect to any casualty involving the purchased property that occurs after the date hereof.

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6.        INDEMNIFICATION PROVISIONS

It is agreed by and between the parties that the Seller shall jointly and severally indemnify and hold Buyer and its assigns harmless from any and all claims of any nature whatsoever originating from acts prior to closing, including without limitation:

i.	Tort claims; Any creditor claims; and

ii.	Any claims that may be made hereinafter on account of federal and state franchise taxes, Social Security taxes, sales taxes, unemployment taxes, and all other taxes of whatever nature or form on account of the operation of the Business ending on and accruing up to the closing date; and

iii.	Any claims for wages, vacation, sick pay, or fringe benefits claimed by Seller’s employees for periods prior to the closing date; and

iv.	Any claims for intellectual property rights violations or infringements.

7.        COVENANTS OF SELLER

The Seller covenants with the Buyer as follows:

i.	The Bill of Sale and Assignment to be delivered at the closing date will transfer all the Interactive Assets of the Seller free and clear of all encumbrances and will contain the usual warranties;

ii.	Seller assumes all risk of loss, damage, or destruction to the Interactive Assets subject to this Agreement until the date of closing. If the Interactive Assets are damaged or lost prior to Closing such that their valuation is affected, Seller agrees to negotiate in good faith a reasonable reduction in the Payment Purchase Price to account for the lost value of the Interactive Assets.

8.        INVENTORY OF ASSETS

A complete inventory of the Interactive Assets to be sold and purchased under this Agreement shall be taken prior to closing and disclosed by the Seller in Exhibit A.

9.        ENTIRE AGREEMENT

This Agreement constitutes the sole and only agreement between Buyer and Seller respecting the Business or the sale and purchase of the Interactive Assets. This Agreement correctly sets forth the obligations of Buyer and Seller to each other as of its date. Any additional agreements or representations respecting the Business or its sale to Buyer not expressly set forth in this Agreement are null and void, unless otherwise required by law. Both parties agree to waive rights as to any conflicting laws which may nullify this Agreement to the full extent allowable by law.

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10.        CONDITIONS PRECEDENT OF BUYER

The obligations of the Buyer hereunder are subject to the conditions that on or prior to the closing date:

i.	Representations and Warranties True at Closing. The representations and warranties of the Buyer contained in the Agreement or any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true on and as of the closing date as though such representations and warranties were made at and as of such date, except if such representations and warranties were made as of a specified date and such representations and warranties shall be true as of such date.

ii.	Buyer’s Compliance with Agreement. The Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the closing of the Agreement. At the time of closing, the Buyer shall deliver a share certificate for two (2) million Shares as satisfaction of its obligations herein.

iii.	Resolutions and Buyer’s Certificate. The Buyer shall have delivered to the Seller copies of the resolutions of the board of directors of the Buyer authorizing the transactions contemplated herein, with such resolutions to be certified to be true and correct by authorized officer, together with a certificate of an officer of the Buyer, dated the closing date, certifying in such detail as the Seller may request to the fulfillment of the conditions specified in subparagraphs (a) and (b) above.

iv.	Injunction. On the closing date, there shall be no effective injunction, writ, preliminary restraining order, or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

v.	Approval of Proceedings. All actions, proceedings, instruments, and documents required to carry out this Agreement, or incidental thereto, and all other related legal matters shall have been approved by counsel for the Buyer.

11.       CONDUCT OF BUSINESS PRIOR TO CLOSING

Seller covenants that, from the date hereof to the closing date, it will use its best efforts to preserve Seller, and the Interactive Assets of Seller, and organization of Seller, and shall retain and encourage all personnel now hired to remain employees pending closing.

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12.        ARBITRATION

Parties shall be free to bring all differences of interpretation and disputes arising in connection with this Agreement (or any document executed in connection with this Agreement) to the attention of the other at any time without prejudicing their harmonious relationship and operations hereunder, and the good offices and facilities of either party shall be available at all times for the prompt and effective adjustment of any and all such differences, either by mail, telephone, or personal meeting under friendly and courteous circumstances. Any controversy, claim, or breach arising out of or relating to this Agreement which the parties are unable to resolve to their mutual satisfaction shall be resolved as follows:

In the event the parties are not able to resolve any dispute between them arising out of or concerning this Agreement, or any provisions hereof, whether in contract, tort, or otherwise at law or in equity for damages or any other relief, then such dispute shall be resolved only by final and binding arbitration pursuant to the Federal Arbitration Act and in accordance with the American Arbitration Association rules then in effect, conducted by a single neutral arbitrator and administered by the American Arbitration Association in a location mutually agreed upon by the parties within the State of Florida. The arbitrator’s award shall be final, and judgment may be entered upon it in any court having jurisdiction in the State of Florida. In the event that any legal or equitable action, proceeding or arbitration arises out of or concerns this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorney’s fees. The parties agree to arbitrate all disputes and claims in regards to this Agreement or any disputes arising as a result of this Agreement, whether directly or indirectly, including Tort claims that are a result of this Agreement. The parties agree that the Federal Arbitration Act governs the interpretation and enforcement of this provision. The entire dispute, including the scope and enforceability of this arbitration provision shall be determined by the Arbitrator. This arbitration provision shall survive the termination of this Agreement.

13. COSTS AND EXPENSES

Except as expressly provided to the contrary in this Agreement, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement and the exhibits hereto.

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14.        MISCELLANEOUS PROVISIONS

i.	Applicable Law. This Agreement shall be construed under and in accordance with the laws of the State of Florida.

ii.	Parties Bound. This Agreement shall be binding on and inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators, legal representatives, successors and assigns as permitted by this Agreement.

iii.	Legal Construction. This Agreement shall be construed as to effectuate the intended purpose of the Agreement. In the event any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, this Agreement shall be modified to otherwise effectuate the sale under the original intentions of the Parties. This may include striking the invalid, illegal, or unenforceable provision as if they had never been contained in this Agreement, or modifying the invalid, illegal or unenforceable provisions to make them compliant without modifying the original purpose of the Parties.

iv.	Amendments. This Agreement may be amended by the Parties only by a written agreement.

v.	Attorneys’ Fees. Each Party hereto shall bear its own attorneys’ fees and costs incurred up to and including execution of this Agreement. Should any Party employ an attorney for the purpose of enforcing this Agreement, or any document or instrument related to and/or executed pursuant to this Agreement, in any arbitration or legal proceeding whatsoever, the prevailing Party shall be entitled to receive from the other Party or Parties reimbursement for all attorneys’ fees and all costs, including, but not limited to, service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and such reimbursement shall be included in any determination, judgment or final order issued in that proceeding. “Prevailing Party” means the Party determined by the court or arbitrator to have most nearly prevailed, seen if such Party did not prevail in all matters, and not necessarily the Party in whose favor a judgment is entered.

vi.	Exhibits. All exhibits referred to herein are incorporated as part hereof, as if fully rewritten.

vii.	Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the parties had executed a single document, and the Agreement shall be effective as of the date it was signed by all parties.

viii.	Signatories. This Agreement shall be executed on behalf of First Harvest Corp. by Kevin Gillespie and on behalf of Seller by Steve Johns. The Agreement shall be effective as of the date first written above.

ix.	Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not be deemed to affect the meaning or constructions of any of the provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have signed the Agreement on this date.

SELLER:

INTERACTIVE SYSTEMS WORLDWIDE, INC.

By:	/s/ STEVE JOHNS	Date:	7/17/17
STEVE JOHNS, PRESIDENT

BUYER:

FIRST HARVEST CORP.

By:	/s/ Kevin Gillespie	Date:	7/17/17
KEVIN GILLESPIE, PRESIDENT

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EXHIBIT A

INTERACTIVE ASSETS

1.	Interactive System Worldwide, Inc. (“ISWI”) SportXction™ Software System

2.	Intellectual Property Rights and all files and folders related to SportXction

3.	Intellectual Property Rights and Patents purchased by ISWI from Kenilworth Systems Corp.

4.	All Intellectual Property Rights herein referred in the Asset Purchase Agreement as the ‘Interactive Assets’ of ISWI

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EXHIBIT B

BILL OF SALE AND ASSIGNMENT

Attached to that certain Agreement for the Transfer of the assets of Interactive Systems Worldwide, Inc. to First Harvest Corp. (“Asset Purchase Agreement”) dated July___, 2017 is entered into between Interactive Systems Worldwide, Inc. (“Seller”) and First Harvest Corp. (“Buyer”).

KNOW ALL MEN BY THESE PRESENTS, THAT Seller, whose address is 315 S Coast Highway 101, Suite U223, Encinitas, Ca. 92024 for and in consideration of two (2) million shares of restricted common stock of Buyer and paid by Buyer, does hereby sell, set over, transfer, assign and convey to Buyer, its successors and assigns, all rights, title, and interest in and to those intellectual property rights and materials referenced as Interactive Assets (the “Property”), pursuant to the Asset Purchase Agreement, including but not limited to those intangible and tangible assets of the Seller as set forth in Exhibit A of said Agreement.

And for the same consideration, Seller, for it, its successors and assigns covenants with and warrants unto Buyer, its successors and assigns that Seller is the lawful owner of the Property hereby conveyed; that said Property is transferred in good working order as represented in the Agreement, but in “As Is” Condition with all faults disclosed; on the date hereof that Seller has good and marketable title to said Property; that said Property is free and clear of any liens and encumbrances of any kind, character, or nature; and that Seller, and its successors and assigns will forever warrant and defend the same against all lawful claims and demands whatsoever. Successors and assigns include heirs, executors, administrators, and personal representatives.

IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale and Assignment effective the ___ day of July, 2017

SELLER:

INTERACTIVE SYSTEMS WORLDWIDE, INC.

By: ________________________________ Date:____________________

STEVE JOHNS, PRESIDENT

BUYER:

FIRST HARVEST CORP.

By: ________________________________ Date:____________________

KEVIN GILLESPIE, PRESIDENT

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